                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [x]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [x]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                        PAINEWEBBER REGIONAL GROWTH FUND INC.
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [x]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

                PAINEWEBBER REGIONAL FINANCIAL GROWTH FUND INC.
                            ------------------------

                                   NOTICE OF
                        SPECIAL MEETING OF SHAREHOLDERS
                               DECEMBER 14, 1995
                            ------------------------

TO THE SHAREHOLDERS:

     A special meeting of shareholders ('Meeting') of PaineWebber Regional Financial Growth Fund Inc. ('Fund') will be held on December 14, 1995, at 10:00 a.m., Eastern time, at 1285 Avenue of the Americas, 38th Floor, New York, New York 10019, for the following purposes:

          (1) To consider a change in the Fund's concentration policy under which it invests, under normal circumstances, at least 65% of its total assets in the equity securities of regional commercial banks, thrifts and their holding companies to one under which it would invest, under normal circumstances, at least 65% of its total assets in the equity securities of financial services companies and a corresponding change in the Fund's investment limitation governing its ability to concentrate 25% or more of its total assets in any one industry;

          (2) To consider elimination of the Fund's fundamental investment policy of investing only in banks and thrifts with deposits insured by the Federal Deposit Insurance Corporation and the holding companies of such banks and thrifts; and

          (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

     You are entitled to vote at the Meeting and any adjournment thereof if you owned shares of the Fund at the close of business on October 25, 1995. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE PROXY CARD AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE.

                                             By Order of the Board of Directors,
                                             DIANNE E. O'DONNELL
                                             Secretary

November 3, 1995
1285 Avenue of the Americas
New York, New York 10019

                             YOUR VOTE IS IMPORTANT
                       NO MATTER HOW MANY SHARES YOU OWN
       PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN THE CARD, AND RETURN IT IN THE ENVELOPE PROVIDED. If you sign, date and return the proxy card but give no voting instructions, your shares will be voted 'FOR' each of the proposals noticed above. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY CARD PROMPTLY. UNLESS PROXY CARDS SUBMITTED BY CORPORATIONS AND PARTNERSHIPS ARE SIGNED BY THE APPROPRIATE PERSONS AS INDICATED IN THE VOTING INSTRUCTIONS ON THE PROXY CARD, THEY WILL NOT BE VOTED.

                 (THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.)

                PAINEWEBBER REGIONAL FINANCIAL GROWTH FUND INC.
                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                            ------------------------
                                PROXY STATEMENT
        SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 14, 1995
                            ------------------------

                                                                November 3, 1995

     This Proxy Statement is being furnished to shareholders of PaineWebber Regional Financial Growth Fund Inc. ('Fund') in connection with the solicitation of proxies by its board of directors ('Board') for use at the special meeting of shareholders to be held on December 14, 1995, at 10:00 a.m., Eastern time, and at any adjournments thereof ('Meeting'). This Proxy Statement will first be mailed to shareholders on or about November 3, 1995.

     Mitchell Hutchins Asset Management Inc. ('Mitchell Hutchins') currently serves as the Fund's investment adviser, administrator and distributor. Mitchell Hutchins is located at 1285 Avenue of the Americas, New York, New York 10019.

                               VOTING INFORMATION

     At least one third of the Fund's outstanding shares on October 25, 1995, represented in person or by proxy, must be present for the transaction of business at the Meeting. If a quorum is not present at the Meeting or a quorum is present but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitations of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR the proposals in favor of such an adjournment and will vote those proxies required to be voted AGAINST the proposals against such adjournment. A shareholder vote may be taken on the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

     Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present but will not be voted for or against adjournment or any proposal. Accordingly, abstentions and broker non-votes effectively will be a vote against adjournment or against the proposal where the required vote is a percentage of the shares present or outstanding. Abstentions and broker non-votes will not be counted, however, as votes cast for purposes of determining whether sufficient votes have been received to approve the proposal.

     The individuals named as proxies on the enclosed proxy card will vote in accordance with your direction as indicated thereon if your proxy card is received properly executed by you or by your duly appointed agent or attorney-in-fact. If you sign, date and return the proxy card, but give no voting instructions, the duly appointed proxies may vote your shares, in their discretion, upon such other matters as may come before the Meeting. The proxy card may be revoked by giving another proxy or by letter or telegram revoking the initial proxy. To be effective, such revocation must be received by the Fund prior to the Meeting and must indicate your name and account number. In addition, if you attend the Meeting in person, you may, if you wish, vote by ballot at the Meeting, thereby canceling any proxy previously given.

     As of the record date, October 25, 1995 ('Record Date'), the Fund had 4,484,668.854 shares of common stock outstanding. The solicitation of proxies, the cost of which will be borne by the Fund will be made primarily by mail but also may include telephone or oral communications by representatives of Mitchell Hutchins, who will not receive any compensation therefor from the Fund or by Shareholder Communications Corporation, professional proxy solicitors retained by the Fund, who will be paid fees and expenses of up to approximately $12,500 for soliciting services. Management of the Fund does not know of any single shareholder or 'group' (as that term is used in Section 13(d) of the Securities Exchange Act of 1934) who owned beneficially 5% or more of the shares of the Fund as of the Record Date. Directors and officers of the Fund own in the aggregate less than 1% of the shares of the Fund.

                                   PROPOSAL 1
          CONSIDERATION OF A CHANGE IN THE FUND'S CONCENTRATION POLICY
              AND A CORRESPONDING CHANGE IN THE FUND'S INVESTMENT
                LIMITATION GOVERNING ITS ABILITY TO CONCENTRATE
                  MORE THAN 25% OF ITS TOTAL ASSETS IN ANY ONE
                    INDUSTRY OR GROUP OF RELATED INDUSTRIES

     The  Fund's   investment  objective   is  to   provide  long-term   capital
appreciation through investment primarily in regional banks, thrifts and their holding companies. As described in the Fund's current prospectus:

        . . . . [t]he Fund seeks to achieve this objective by investing, under normal circumstances, at least 65% of its total assets in equity securities (such as common stocks and securities convertible into common stock) of regional commercial banks, thrifts and their holding companies.

     To permit the Fund to concentrate 65% or more of its total assets in the banking and thrift industries in accordance with this policy, the Fund's investment limitation generally prohibiting the Fund from investing more than 25% of its total assets in any one industry provides a specific exemption from this prohibition with respect to the banking and thrift industries. That investment limitation is set forth in its entirety below:

        [The] Fund may not:

        . . . (2) make an investment in any one industry or group of related industries (other than the related group of industries consisting of the banking industry and the thrift industry) if doing so would cause the value of the investments in such industry or group of industries to equal or exceed 25% of the total assets of the Fund taken at market value;

     This investment policy and the related investment limitation both are fundamental, which means that neither can be changed without the approval of the Fund's shareholders.

     At a meeting held on September 27, 1995, the Board considered and approved, subject to shareholder approval, a recommendation by Mitchell Hutchins that this investment policy and the related investment limitation be changed to allow the Fund to invest, under normal circumstances, at least 65% of its total assets in the equity securities of financial services companies generally. Financial services companies constitute a broader group of companies than regional banks, thrifts and their holding companies. While the proposed changes would permit the Fund to continue to invest in the equity securities of regional banks, thrifts and their holding companies, the Fund also would be able to invest in the equity securities of a number of other types of issuers, such as commercial banks other than regional banks, insurance companies, brokerage companies, investment management companies, commercial finance companies and consumer finance companies and their holding companies. The Fund's investment objective would remain the same.

     The texts of the proposed change in the Fund's concentration policy and the proposed amendment to the Fund's related investment limitation are set forth below. Text that is added or changed is underlined and text that is deleted is indicated by a caret (^), as follows:

        The Fund seeks to achieve this objective by investing, under normal circumstances, at least 65% of its total assets in equity securities (such as common stocks and securities convertible into common stock) of ^ {financial services companies, including
        banks,  thrifts,  insurance   companies,  brokerage   companies,
        investment management companies, commercial finance companies and consumer finance companies and their holding companies.}

        [The] Fund may not:

        (2) make an investment in any one industry ^ if doing so would cause the value of the investments in such industry or group of industries to equal or exceed 25% of the total assets of the Fund taken at market value, {except that the Fund will invest, under normal circumstances, at least 25% of its total assets, taken at market value, in the related group of industries consisting of the financial services industries;}

REASONS FOR THE PROPOSED CHANGE IN THE FUND'S CONCENTRATION POLICY AND THE RELATED INVESTMENT LIMITATION

     In approving the proposed change in the Fund's concentration policy and the related investment limitation and in determining to submit this proposal for shareholder approval, the Board considered Mitchell Hutchins' recommendation to implement the proposed changes and the reasons for Mitchell Hutchins' belief that the changes will allow the Fund greater flexibility in seeking to achieve its investment objective of long-term capital appreciation and will make the Fund more attractive to its existing shareholders as well as to potential investors.

     Mitchell Hutchins advised the Board that the universe of publicly traded 'regional banks' in whose securities the Fund may invest, has contracted substantially over the last several years as a result of mergers and acquisitions in the commercial banking industry and the expansion of individual banks' activities over much broader geographic areas that include multiple states as a result of the general broadening of interstate banking powers. In addition, Mitchell Hutchins informed the Board that the existing distinctions between different types of issuers in the financial services industries are being eroded as a result of recent business combinations and the expansion of business activities of companies in one segment of the financial services industries into other segments. Mitchell Hutchins expects that these trends will continue and that, while the Fund's performance has been strong, it would benefit in the future from the additional flexibility of being able to invest without limit in the equity securities of a broader range of issuers. Mitchell Hutchins also believes that the Fund would be more attractive to existing shareholders and potential investors if its investment focus were broadened from regional banks, thrifts and their holding companies to include issuers in the financial services industries generally. Mitchell Hutchins noted that the Fund's net assets have ranged from approximately $43 million to approximately $77 million over the past five fiscal year ends and that its net assets at the close of its last fiscal year were approximately $70 million. While the Fund's net assets are currently approximately $97 million, Mitchell Hutchins believes that the Fund's relatively small size over most of this five year period is primarily attributable to the relatively narrow focus of the Fund's current investment policy. Mitchell Hutchins believes that the Fund would be more likely to achieve and sustain higher levels of net assets with a broader investment focus. Because many of the Fund's expenses are fixed and do not increase significantly as assets increase, if Mitchell Hutchins is correct in its views and the Fund is successful in attracting additional assets, the greater asset size could result in a reduction in the Fund's expenses expressed as a percentage of the Fund's average net assets.

OPERATIONS OF THE FUND IF PROPOSAL 1 IS APPROVED

     If proposal 1 is approved by the Fund's shareholders, the name of the Fund will be changed from 'PaineWebber Regional Financial Growth Fund Inc.' to 'PaineWebber Financial Services Growth Fund Inc.,' pursuant to prior Board authorization, and the Fund's operations and risks will be changed as described below.

     Changes in Types of Portfolio Securities. At present, the Fund invests at least 65% of its total assets in the equity securities of regional banks, thrifts and their holding companies. The Fund's current prospectus defines regional banks as domestic commercial banks (other than money center banks) with consolidated assets of $250 million or more and typically conduct business in one state or two or more states in the same geographic area. Money center banks are defined as commercial banks located in an international financial center, deriving more than 25% of their revenues from international business and having more than 25% of their consolidated assets outside the United States. The prospectus also defines community banks as commercial banks with assets of less than $250 million that generally operate in a single, relatively small community. Thrifts are defined in the prospectus to include domestic savings associations, savings banks, building and loan associations, cooperative banks, homestead associations and similar institutions. The Fund presently may invest in the holding companies of commercial banks and thrifts provided that such holding companies are principally engaged in the operation of one or more commercial banks or thrifts. A holding company is deemed to be 'principally engaged' in the operation of commercial banks or thrifts and related activities if such operations comprise more than 50% of its assets on a consolidated basis.

     If proposal 1 is approved, the Fund will, under normal circumstances, invest at least 65% of its total assets in the equity securities of companies in the financial services industries. This changed investment policy will permit the Fund to invest in a much broader range of companies, including commercial banks (without restriction based on their status as regional, money center or community banks), thrifts, insurance companies of all types (such as life insurance, property and casualty and multi-line), investment management companies, commercial finance companies, consumer finance companies, brokerage companies (whether securities, commodities or insurance) and the holding companies of these companies. Except with respect to companies engaged in 'securities related businesses,' a company will be deemed eligible for investment by the Fund if at least 50% of either its revenues or earnings was derived from financial services activities or at least 50% of its assets are devoted to these activities, based on the company's most recent fiscal year for which information is available. Companies engaged in securities related businesses are those that derive more than 15% of their gross revenues from securities brokerage or investment management activities; these companies are considered financial service companies for purposes of the Fund's concentration policy. Securities and Exchange Commission regulations limit the Fund's investment in the equity securities of any company engaged in securities related businesses to not more than 5% of the Fund's net assets.

     As is presently the case, the Fund will be able to invest up to 35% of its total assets in the equity securities of issuers that are outside its primary investment focus (at present, regional banks and thrifts and their holding companies; financial services industries if proposal 1 is approved), in debt securities, non-convertible preferred stocks, warrants and money market instruments. The Fund will invest in securities other than equity securities when, in the opinion of Mitchell Hutchins, their potential for capital appreciation is equal to or greater than that of equity securities, such holdings might reduce the volatility of the Fund's portfolio or holding cash or investment in money market instruments is necessary pending investment in other securities or for liquidity purposes. When Mitchell Hutchins believes unusual circumstances warrant a defensive posture, the Fund temporarily may commit all or any portion of its assets to cash or money market instruments.

     Changes in Risks of the Fund's Investments. If proposal 1 is approved, the Fund's investments will be concentrated in the financial services industry -- a broader category of investments than regional banks, thrifts and their holding companies. However, the Fund's investments will still be concentrated in a relatively narrow group of related industries and its shares will continue to be subject to greater risk than the shares of a fund whose portfolio is not so concentrated. This factor may make the price of the Fund's shares and its total returns more volatile than those of a fund that does not concentrate its investments in the financial services industries. The financial services industries may be subject to greater governmental regulation than many other industries and changes in governmental policies and the need for regulatory approvals may have a material effect on these industries.

     If the proposal is approved, the Fund will still be subject to the risks of the banking and thrift industries. Commercial banks and thrifts and their holding companies are especially subject to the adverse effects of volatile interest rates, portfolio concentrations in loans to particular businesses such as energy or real estate and competition from new entrants in their fields of business. Economic conditions in the real estate market can have a significant effect upon banks and thrifts that have a substantial percentage of their assets invested in loans secured by real estate. Commercial banks and thrifts and their holding companies are subject to extensive federal regulation and, in some cases, to state regulation as well. However, neither federal insurance of deposits nor governmental regulation of the bank and thrift industries ensures the solvency or profitability of commercial banks or thrifts or their holding companies, or insures against the risks of investing in the equity securities issued by the institutions. Consumer finance companies also are subject to extensive governmental regulation and to significant competition, value fluctuations due to the concentration of loans in particular industries significantly affected by economic conditions and volatile performance dependent on the availability and cost of capital and prevailing interest rates. For commercial banks, thrifts and finance companies, this governmental regulation may limit both the financial commitments they can make, including the amounts and types of loans, and the interest rates and fees they can charge. In addition, general economic conditions can significantly affect these companies. Credit and other losses resulting from the financial difficulties of borrowers or other third parties may have an adverse effect on companies in these industries.

     Legislation has been enacted which has altered the regulatory structure and capital requirements of the banking and thrift industries. This legislation was enacted as a response to financial problems experienced by a number of banks and thrifts relating to inadequate capital, adverse economic conditions and alleged fraud and mismanagement. This legislation also strengthened the civil sanctions and criminal penalties for defrauding or otherwise damaging depository institutions and their depositors and curtailed the authority of thrifts to engage in real estate investment and certain other activities. In addition, the legislation has given federal regulators substantial authority to use all of the assets of a bank or thrift holding company to satisfy federal claims against an insolvent thrift or bank owned by the holding company and mandated regulatory action against institutions with inadequate capital levels. Legislative and regulatory actions have also increased the capital requirements applicable to commercial banks and thrifts. These changes have expanded the risk to banks and thrift holding company shareholders in the event of the insolvency of any depository institution owned by the holding company.

     Investment banking, securities and commodities brokerage and investment advisory companies also are subject to governmental regulation and investments in these companies are subject to the risks related to securities and commodities trading and securities underwriting activities. Many of the investment considerations that apply to commercial banks, thrifts and finance companies also apply to insurance companies. Insurance companies also are subject to extensive governmental regulation, including the imposition of maximum rate levels, which may be inadequate for some lines of business. Proposed or potential antitrust or tax law changes may adversely affect the companies' tax obligations, profitability and the sale of various insurance company products. In addition, in the past, certain insurance companies have reported liquidity or solvency difficulties, or have experienced credit rating downgrades. The performance of these companies will be affected by interest rates, pricing (including severe competition in pricing from time to time), claims activities, marketing competition and general economic conditions.
Particular insurance lines also will be affected by specific events. For example, property and casualty insurers may be adversely affected by hurricanes, earthquakes and other disasters. Life and health insurer profits may be affected by mortality and morbidity rates and by possible future changes in the health care industries. Individual companies are subject to the risks of inadequate reserves, problems with investment portfolios (for example, due to investments in real estate, 'junk bonds' or derivatives) and the inability to collect from reinsurance carriers.

     The financial services industries currently are changing relatively rapidly as existing distinctions between various financial services industries become less clear. For example, recent business combinations have included different financial services industries such as insurance, finance and securities brokerage under single ownership. In addition, changes in governmental regulation have permitted companies traditionally active in one area to expand into other areas. The effect of these changes on particular segments of the financial services industries is difficult to predict.

REQUIRED VOTE

     The proposed change in the Fund's fundamental investment policy and related fundamental investment limitation must be approved by a 'majority of the outstanding voting securities,' as defined by the Investment Company Act of 1940 ('1940 Act'), entitled to vote at the Meeting. As so defined, 'majority of the outstanding voting securities' means the lesser of (i) 67% or more of the shares of the Fund present at the Meeting, if at least 50% of the outstanding shares of the Fund entitled to vote at the Meeting are present or represented by proxy at the Meeting, or (ii) more than 50% of the outstanding shares of the Fund entitled to vote at the Meeting. If proposal 1 is not approved by the shareholders of the Fund, the current fundamental investment policy and the current related fundamental investment limitation with respect to the concentration of the Fund's investments will remain in effect.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
                             VOTE 'FOR' PROPOSAL 1

                                   PROPOSAL 2
    CONSIDERATION OF ELIMINATING THE FUND'S FUNDAMENTAL INVESTMENT POLICY OF
                      INVESTING ONLY IN BANKS AND THRIFTS
                       WITH DEPOSITS INSURED BY THE FDIC

     As noted in its prospectus, the Fund has a fundamental investment policy of investing only in banks and thrifts with deposits insured by the Federal Deposit Insurance Corporation ('FDIC') and in the holding companies of such banks and thrifts.

     At its September 27, 1995 meeting, the Board considered and approved, subject to shareholder approval, a recommendation by Mitchell Hutchins that this fundamental investment policy be eliminated. Mitchell Hutchins advised that this fundamental investment policy was adopted prior to the commencement of operations by the Fund as a closed-end investment company in 1986. At that time, deposits of some banks and thrift institutions were insured by state insurance funds and did not carry federal deposit insurance. Over the past ten years, the number of such banks and thrifts has dwindled substantially, and very few (if any) publicly traded banks or thrifts who accept deposits now lack federal deposit insurance through the FDIC. The investment policy thus does not add any significant protection for the Fund's shareholders. However, if shareholders approve the elimination of this fundamental investment policy, the Board intends to adopt an identical non-fundamental investment policy, so that the Fund will continue to invest in banks and thrifts and their holding companies only if those banks and thrifts have deposits insured by the FDIC. Shareholders should note that neither the Fund's portfolio securities nor its own shares are insured by the FDIC. Shareholders also should note that approval of proposal 2 will mean that the Board will be authorized to change this investment policy in the future without first obtaining shareholder approval.

REQUIRED VOTE

     The proposed elimination of the Fund's fundamental investment policy must be approved by a 'majority of the outstanding voting securities,' as defined by the 1940 Act, entitled to vote at the Meeting. As so defined, 'majority of the outstanding voting securities' means the lesser of (i) 67% or more of the shares of the Fund present at the meeting, if at least 50% of the outstanding shares of the Fund entitled to vote at the Meeting are present or represented by proxy at the Meeting, or (ii) more than 50% of the outstanding shares of the Fund entitled to vote at the Meeting. If the elimination of this investment policy is not approved by the shareholders of the Fund, the current fundamental investment policy of investing in banks and thrifts only if they have deposits insured by the FDIC will remain fundamental.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
                             VOTE 'FOR' PROPOSAL 2

                              GENERAL INFORMATION

OTHER MATTERS TO COME BEFORE THE MEETING

     The Fund's management does not know of any matters to be presented at the Meeting other than those described in this Proxy Statement. If other business should properly come before the Meeting, the proxyholders will vote thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     As a general matter, the Fund does not hold regular annual or other meetings of shareholders. Any shareholder who wishes to submit proposals to be considered at a special meeting of the Fund's shareholders should send such proposals, certified mail-return receipt requested, to the Fund at 1285 Avenue of the Americas, New York, New York 10019, so as to be received a reasonable time before the proxy solicitation for that meeting is made. Shareholder proposals that are submitted in a timely manner will not necessarily be included in the Fund's proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws.

REPORTS TO SHAREHOLDERS

     The Fund will furnish to its shareholders, without charge, a copy of the most recent Annual Report, and the most recent Semi-annual Report succeeding such Annual Report, if any, on request. Requests for such reports should be made by calling, toll free, 1-800-647-1568.

     IN ORDER THAT THE PRESENCE OF A QUORUM AT THE MEETING MAY BE ASSURED, PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                          DIANNE E. O'DONNELL
                                          Secretary

November 3, 1995
New York, New York

-----------------------------------------------
PAINEWEBBER
REGIONAL FINANCIAL
GROWTH FUND INC.
-----------------------------------------------

-----------------------------------------------
PAINEWEBBER
REGIONAL FINANCIAL
GROWTH FUND INC.
-----------------------------------------------

-----------------------------------------------
NOTICE OF
SPECIAL MEETING
TO BE HELD ON
DECEMBER 14, 1995
AND
PROXY STATEMENT
-----------------------------------------------

PROXY
STATEMENT

                          STATEMENT OF DIFFERENCES
"Text that is added or changed" in Proposal 1 expressed by underlining in the paper format version, shall be enclosed in braces in the EDGAR version.


                                   APPENDIX 1
                                   PROXY CARD
                PAINEWEBBER REGIONAL FINANCIAL GROWTH FUND INC.
              Special Meeting of Shareholders - December 14, 1995


The undersigned hereby appoints as proxies Gregory K. Todd and Ilene Shore and each of them (with the power of substitution) to vote for the undersigned all shares of the stock of the undersigned held as of the record date at the aforesaid meeting and any adjournment thereof with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals. This proxy is solicited on behalf of the Board of Directors of PAINEWEBBER REGIONAL FINANCIAL GROWTH FUND INC. ("Fund").

                                  YOUR VOTE IS IMPORTANT

Please date and sign this proxy below and return it in the enclosed envelope to:
Alamo Direct Mail Services, Inc., 10 Lucon Drive, Deer Park, NY 11729. Alamo Direct Mail Services, Inc. has been engaged to forward the enclosed proxy material and to tabulate proxies returned by mail. This proxy will not be voted unless it is dated and signed exactly as instructed below.


                                   If shares are held jointly, each Shareholder named should sign. If only one signs, his or her signature will be binding. If the Shareholder is a corporation, the President or a Vice President should sign in his or her own name, indicating title. If the Shareholder is a partnership, a partner should sign in his or her own name, indicating that he or she is a "Partner". If signing is by attorney, executor, trustee or guardian, please give full title.


                                   Dated                              , 1995
                                         -----------------------------


                                   -----------------------------------------
                                          Signature of Shareholder


                                   -----------------------------------------
                                            Signature of Co-Owner

       Please indicate your vote by an "X" in the appropriate box below.

                 The Board of Trustees recommends a vote "FOR"



                                                FOR      AGAINST      ABSTAIN

1.   Approval of a change in the Fund's
     concentration policy with respect to the investment, under normal circumstances, of at least 65% of its total assets and the related investment limitation governing the Fund's ability to concentrate more than 25% of its total assets.

                                                --           --          --


                                                FOR      AGAINST      ABSTAIN

2. Approval of the elimination of the Fund's fundamental policy of investing only in banks and thrifts with deposits insured by the Federal Deposit Insurance
     Corporation.

                                                --           --          --